Exhibit 10.1

NPS PHARMACEUTICALS, INC.

2014 OMNIBUS EQUITY COMPENSATION PLAN

NPS PHARMACEUTICALS, INC.

2014 OMNIBUS EQUITY COMPENSATION PLAN

1.                                      Purpose

NPS Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby establishes the NPS Pharmaceuticals, Inc. 2014 Omnibus Equity Compensation Plan (the “Plan”), as set forth in this document.  The Plan is a successor to the NPS Pharmaceuticals, Inc. 2005 Omnibus Incentive Plan (the “2005 Plan”).  After the Effective Date, no new awards will be granted under the 2005 Plan.  All awards granted under the 2005 Plan prior to the Effective Date will remain outstanding in accordance with their terms (subject to such amendments as the Committee determines, consistent with the 2005 Plan, as applicable) and the shares with respect to outstanding grants made under the 2005 Plan will be issued or transferred under the 2005 Plan.

This Plan has been established by the Company to provide a means by which Employees, Directors, and Key Advisors of the Company and its Subsidiaries may be given the opportunity to benefit from increases in the value of Company Stock through the granting of Awards under this Plan.  The Company seeks to (a) retain the services of present Employees, Directors, and Key Advisors; (b) secure and retain the services of new Employees, Directors, and Key Advisors; and (c) provide incentives for such persons to exert maximum efforts for the success of the Company and thereby promote the long-term interests of the Company, including growth in value of the Company’s equity and enhancement of long-term stockholder return.

2.                                      Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a)                                 “Award” means an Option, Stock Unit, Stock Award, SAR, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(b)                                 “Award Agreement” means the written instrument that sets forth the terms and conditions of an Award, including all amendments thereto.

(c)                                  “Board” means the Company’s Board of Directors.

(d)                                 “Cash-Based Award” means an Award denominated in cash.

(e)                                  “Cause” has the meaning set forth in a written agreement between the Participant and the Employer or, if there is no such agreement or no such definition, Cause means (i) an act of material dishonesty by the Participant in connection with the Participant’s responsibilities as an Employee, Director, or Key Advisor, (ii) the Participant’s conviction of, or plea of nolo contendere to, a felony, (iii) the Participant’s gross misconduct in connection with the Participant’s responsibilities as an Employee, Director, or Key Advisor, (iv) the Participant’s violation of the written policies or procedures of the Company or a Subsidiary, as applicable; or (v) the Participant’s continued failure to perform his or her responsibilities as an Employee, Director, or Key Advisor after the Participant has received a written demand for such performance.

(f)                                   “Change of Control” shall be deemed to have occurred in the event of (i) a dissolution or liquidation or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise; (iv) a strategic corporate event, such as a merger or acquisition, where the Company is technically the surviving entity, but where other elements of a change of control are present, i.e., change in management team or Board composition; (v) a transaction which the Board determines in its sole discretion to constitute a Change of Control of the Company; or (vi) any capital reorganization in which fifty percent 50% of shares of Company Stock entitled to vote are exchanged.  A Change of Control does not include the occurrence of an event described in (i), (ii), (iii) or (iv) where the sole parties to the event are the Company and one of its Subsidiaries.  Notwithstanding the foregoing, for any Awards subject to the requirements of section 409A of the Code that will be paid on a Change of Control, the transaction constituting a Change of Control must also constitute a “change in control event” for purposes of section 409A(a)(2)(A)(v) of the Code.

(g)                                  “Code” means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

(h)                                 “Committee” means (i) with respect to Awards to Employees, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Awards made to Non-Employee Directors, the Compensation Committee or the Board and (iii) with respect to Awards that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations.  If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(i)                                     “Company Stock” means the common stock of the Company.

(j)                                    “Disability” or “Disabled” means a Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code, unless otherwise provided in an Award Agreement.

(k)                                 “Dividend Equivalent” means an amount calculated with respect to a Stock Unit or Performance Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit or Performance Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock.  If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(l)                                     “Effective Date” of the Plan means May 6, 2014; provided that the Plan is approved by the stockholders of the Company on that date.

(m)                             “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court.  Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(n)                                 “Employer” means the Company and its Subsidiaries.

(o)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)                                 “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(q)                                 “Fair Market Value” of Company Stock means unless the Committee determines otherwise with respect to a particular Award, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock during regular trading hours on the relevant date or (if there were no trades on that date) the last reported sale price of Company Stock during regular trading hours on the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

(r)                                    “Full Value Award” means an Award other than an Incentive Stock Option, Nonqualified Stock Option, or SAR, and which is settled by the issuance of Company Stock.

(s)                                   “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(t)                                    “Involuntary Termination” means the involuntary termination of employment or service of a Participant by the Employer after a Change of Control other than for Cause.

(u)                                 “Key Advisor” means a consultant or advisor who performs services for the Company or any of its Subsidiaries.

(v)                                 “Material Alteration” means a change in an Employee’s employment conditions, without the Employee’s written consent, involving (a) a material reduction in the Employee’s authority, duties or responsibilities relative to the Employee’s authority, duties or responsibilities in effect prior to such reduction, where such reduction was imposed without Cause; (b) a material diminution in the Employee’s base compensation, where such reduction was imposed without Cause; or (c) a material change in the geographic location at which the Employee must perform his or her duties as an Employee with his or her Employer.  Notwithstanding the forgoing, an Employee’s job shall not have been Materially Altered for the purposes of this Plan unless the following conditions are satisfied:  (a) the Employee provided his or her Employer with written notice of Material Alteration within 90 days of the date of such Material Alteration; (b) the Employer did not remedy the condition giving rise to the Material Alteration within the 30 day period following the date the Employee provided notice of the Material Alteration; (c) the Employee terminated his or her employment with his or her Employer following the expiration of the 30 day period the Employer had to remedy the Material Alteration; and, (d) in a timely manner, the Employee signed, and did not revoke, a release of claims in a form approved by his or her Employer.

(w)                               “Non-Employee Director” means a member of the Board who is not an Employee.

(x)                                 “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(y)                                 “1933 Act” means the Securities Act of 1933, as amended.

(z)                                  “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(aa)                          “Other Stock-Based Award” means any Award based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award, SAR, Performance Unit or Performance Share), as described in Section 12.

(bb)                          “Participant” means an Employee, Non-Employee Director or Key Advisor designated by the Committee to participate in the Plan.

(cc)                            “Plan” means this NPS Pharmaceuticals, Inc. 2014 Omnibus Equity Compensation Plan, as amended from time to time.

(dd)                          “Performance Share” means a Stock Award, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance goals have been achieved, as described in Section 11.

(ee)                            “Performance Unit” means a Stock Unit, the value of which at the time is payable is determined as a function of the extent to which corresponding performance goals have been achieved, as described in Section 11.

(ff)                              “SAR” means a stock appreciation right as described in Section 10.

(gg)                            “Stock Award” means an award of Company Stock as described in Section 9.

(hh)                          “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

(ii)                                  “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

3.                                      Administration

(a)                                 Committee.  The Plan shall be administered and interpreted by the Committee.  Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b)                                 Committee Authority.  The Committee shall have the sole authority to (i) determine the Participants to whom Awards shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Awards to be made to each such Participant, (iii) determine the time when the Awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Award, subject to the provisions of Section 22 below, and (v) deal with any other matters arising under the Plan.

(c)                                  Committee Determinations.  The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.  The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.  All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.                                      Awards

(a)                                 Awards under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10, Performance Shares and Performance Units as described in Section 11, Other Stock-Based Awards as described in Section 12, and Other Cash-Based Awards as described in Section 13.  All Awards shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Award Agreement.

(b)                                 All Awards shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award.  Awards under a particular Section of the Plan need not be uniform as among the Participants.

5.                                      Shares Subject to the Plan

(a)                                 Shares Authorized.  Subject to adjustment as described below in subsection (d), the total aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be 7,000,000 new shares.   The maximum aggregate number of shares of Company Stock that may be issued or transferred under the Plan with respect to Incentive Stock Options shall be 5,000,000 shares, subject to adjustment as described in subsection (d).

(b)                                 Source of Shares; Share Counting.  Shares of Company Stock issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan.  Each share of Company Stock that is actually issued or transferred pursuant to a Full Value Award will count as one and one-half shares against the share limits in subsection (a) (i.e., on a 1:1.5 ratio) and each share of Company Stock that is actually issued or transferred pursuant to an Award other than a Full Value Award (other than an Award paid in cash) will count as one share against the share limits in subsection (a) (i.e., on a 1:1 ratio).  If and to the extent Options or SARs granted under the Plan (including options granted under the 2005 Plan) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, Performance Shares, Performance Units, or Other Stock-Based Awards (including stock awards, stock units, performance share awards and performance units granted under the 2005 Plan) are forfeited, terminated, exchanged with the Committee’s permission for Awards not involving Company Stock (prior to the issuance of shares of Company Stock), or otherwise are not paid in full, the shares reserved for such Awards shall again be available for purposes of the Plan, taking into account the ratios described above.  If shares of Company Stock otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, then the number of shares of Company Stock surrendered shall be treated as issued or transferred under the Plan in addition to the shares of Company Stock actually issued or transferred with respect to any such Award granted under the Plan, taking into account the ratios described above, for purposes of determining the maximum number of shares of Company Stock available to be issued or transferred under the Plan.  If shares of Company Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Award or the issuance of Company Stock thereunder, then the number of shares of Company Stock withheld shall be treated as issued or transferred under the Plan in addition to the shares of Company Stock actually issued or transferred with respect to any such Award granted under the Plan, taking into account the ratios described above, for purposes of determining the maximum number of shares of Company Stock available to be issued or transferred under this Plan.  Upon the exercise of an Option through the net exercise procedure under Section 7(e) or upon the exercise of a SAR, then both for purposes of calculating the number of shares of Company Stock remaining available for issuance or transfer under the Plan and the number of shares of Company Stock remaining available for exercise under such Option or SAR, the number of such shares shall be reduced by the gross number of shares for which the Option or SAR is exercised, and without regard to any cash settlement of a SAR.  To the extent that any Awards are paid in cash, and not in shares of Company Stock, such Awards shall not count against the share limits in subsection (a).

(c)                                  Individual Limits.  All Awards (other than Cash-Based Awards and Dividend Equivalents) under the Plan shall be expressed in shares of Company Stock.  The maximum aggregate number of shares of Company Stock that may be subject to such Awards that are granted under the Plan to any individual during any calendar year shall be 1,000,000 shares, subject to adjustment as described in subsection (d) below.  The individual share limit set forth above in this subsection (c) shall apply without regard to whether the Awards are to be paid in Company Stock or cash.  All cash payments with respect to such Awards shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.  A Participant may not accrue Dividend Equivalents or be granted Cash-Based Awards settled in cash during any calendar year in excess of an aggregate limit of $2,000,000.

(d)                                 Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Awards in any year, the kind and number of shares covered by outstanding Awards, the kind and number of shares issued or transferred and to be issued or transferred under the Plan, and the price per share or the applicable market value of such Awards shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  In addition, in the event of a Change of Control of the Company, the provisions of Section 19 of the Plan shall apply.  Any adjustments to outstanding Awards shall be consistent with section 409A or 424 of the Code, to the extent applicable.  Any adjustments determined by the Committee shall be final, binding and conclusive.

6.                                      Eligibility for Participation

(a)                                 Eligible Persons.  All Employees and Non-Employee Directors shall be eligible to participate in the Plan.  A Key Advisor shall be eligible to participate in the Plan if the Key Advisor renders bona fide services to the Company or its Subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisor does not directly or indirectly promote or maintain a market for the Company’s securities.

(b)                                 Selection of Participants.  The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Awards and shall determine the number of shares of Company Stock subject to each Award.

7.                                      Options

(a)                                 General Requirements. The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor upon such terms and conditions as the Committee deems appropriate under this Section 7.  The Committee shall determine the number of shares of Company Stock that will be subject to each Award of Options to Employees, Non-Employee Directors and Key Advisors.

(b)                                 Type of Option, Price and Term.

(i)                                     The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein.  Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code.  Nonqualified Stock Options may be granted to Employees, Non-Employee Directors or Key Advisors.

(ii)                                  The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted.  However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii)                               The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant.  However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c)                                  Exercisability of Options.

(i)                                     Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Award Agreement.  The Committee may grant Options that are subject to achievement of performance goals or other conditions.  The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii)                                  The Committee may provide in an Award Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable.  Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(iii)                               Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d)                                 Termination of Employment or Service.  Except as provided in the Award Agreement, an Option may only be exercised while the Participant is employed as an Employee or providing service as a Non-Employee Director or Key Advisor.  The Committee shall determine in the Award Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e)                                  Exercise of Options.  A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company.  The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) with approval of the Committee, by surrender of all or any part of the vested shares of Company Stock for which the Option is exercisable to the Company for an appreciation distribution payable in shares of Company Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares, or (v) by such other method as the Committee may approve, to the extent permitted by applicable law.  Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option.  Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.  Unless otherwise determined by the Committee, all payments under all methods indicated above shall be paid in United States dollars.

(f)                                   Notification of Disqualifying Disposition.  If a Participant makes any disposition of shares issued pursuant to the exercise of an Incentive Stock Options under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), the Participant shall notify the Company of such disposition prior to the end of the calendar year in which such disposition occurred.

(g)                                  Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.  An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8.                                      Stock Units

(a)                                 General Requirements.  The Committee may grant Stock Units to an Employee, Non-Employee Director or Key Advisor, upon such terms and conditions as the Committee deems appropriate under this Section 8.  Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock.  All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b)                                 Terms of Stock Units.  The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals, such as Performance Units.  Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee.  The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)                                  Payment With Respect to Stock Units.  Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.  The Award Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d)                                 Requirement of Employment or Service.  The Committee shall determine in the Award Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

9.                                      Stock Awards

(a)                                 General Requirements. The Committee may issue shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9.  Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee.  The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals, such as Performance Shares.  The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b)                                 Requirement of Employment or Service.  The Committee shall determine in the Award Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c)                                  Section 83(b) Election.  The Committee may provide in an Award Agreement that the Stock Award is conditioned upon the Participant making or refraining from making an election with respect to the Award under section 83(b) of the Code.  If a Participant makes an election pursuant to section 83(b) of the Code concerning a Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

(d)                                 Restrictions on Transfer.  While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 18.  If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Award.  The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed.  The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(e)                                  Right to Vote and to Receive Dividends.  The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.  The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines.  Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.  Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

10.                               Stock Appreciation Rights

(a)                                 General Requirements.  The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with an Option.  The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted.  The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

(b)                                 Tandem SARs.  The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option.  In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period.  Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate.  Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)                                  Exercisability; Term.  A SAR shall become exercisable in accordance with such terms and conditions as may be specified.  The Committee may grant SARs that are subject to achievement of performance goals or other conditions.  The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason.  The Committee shall determine in the Award Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service.  A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.  The Committee shall determine the term of each SAR, which shall not exceed ten years from the date of grant.

(d)                                 Awards to Non-Exempt Employees.  SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e)                                  Exercise of SARs.  When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised.  The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Award Agreement.

(f)                                   Form of Payment.  The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two.  For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.  If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

11.                               Performance Units and Performance Shares

(a)                                 General Requirements.  The Committee may grant Share Units and Stock Awards with restrictions based upon the achievement of specific performance goals known, respectively, as Performance Units and Performance Shares to an Employee, Non-Employee Director or Key Advisor, upon such terms and conditions as the Committee deems appropriate under this Section 11.

(b)                                 Terms of Performance Units and Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.  The Committee shall set performance goals in its discretion which, depending on the extent to which such goals are met, will determine the value and/or number of Performance Units and/or Performance Shares that will be paid out or issued to the Participant, as applicable.

(c)                                  Payment With Respect to Performance Units and Performance Shares.  Payment with respect to Performance Units and/or Performance Shares shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.  Any shares of Company Stock granted with respect to Performance Units and/or Performance Shares may be subject to restrictions deemed appropriate by the Committee.

(d)                                 Requirement of Employment or Service.  The Committee shall determine in the Award Agreement under what circumstances a Participant may retain Performance Units and/or Performance Shares after termination of the Participant’s employment or service, and the circumstances under which Performance Units and/or Performance Shares may be forfeited.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

12.                               Other Stock-Based Awards

The Committee may grant other awards not specified in Sections 7, 8, 9, 10, or 11 above that are based on or measured by Company Stock to Employees, Non-Employee Directors and Key Advisors, on such terms and conditions as the Committee deems appropriate.  Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Award Agreement.  Such provisions shall be determined in the sole discretion of the Committee and may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.  Other Stock-Based Awards may be designed, without limitation, to comply with or take advantage of the applicable laws of jurisdictions other than the United States.

13.                               Other Cash-Based Awards

The Committee may grant cash-based awards to Employees, Non-Employee Directors and Key Advisors, on such terms and conditions as the Committee deems appropriate.  Other Cash-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Award Agreement.  Such provisions shall be determined in the sole discretion of the Committee and may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Other Cash-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

14.                               Dividend Equivalents

The Committee may grant Dividend Equivalents based on the dividends declared on shares of Company Stock that are subject to any Stock Unit or Performance Unit, under such terms and conditions as the Committee deems appropriate.  Dividend Equivalents may be paid to Participants currently or may be deferred.  All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.  Dividend Equivalents may be accrued as a cash obligation, or may be converted to shares of Company Stock for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee.  The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.  Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

15.                               Qualified Performance-Based Compensation

(a)                                 Designation as Qualified Performance-Based Compensation.  The Committee may determine that Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 15 shall apply.

(b)                                 Performance Goals.  When Awards are made under this Section 15, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.”  The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.  The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Awards identified by the Committee as “qualified performance-based compensation.”

(c)                                  Criteria Used for Objective Performance Goals.  The Committee shall use objectively determinable performance goals based on one or more of the following criteria:

(i)                                     Net earnings or net income (before or after taxes);

(ii)                                  Earnings per share;

(iii)                               Net sales or revenue growth;

(iv)                              Net operating profit;

(v)                                 Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(vi)                              Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(vii)                           Earnings before or after taxes, interest, depreciation, and/or amortization;

(viii)                        Gross or operating margins;

(ix)                              Productivity ratios;

(x)                                 Share price (including, but not limited to, growth measures and total stockholder return);

(xi)                              Expense targets;

(xii)                           Margins;

(xiii)                        Operating efficiency;

(xiv)                       Market share;

(xv)                          Customer satisfaction;

(xvi)                       Working capital targets;

(xvii)                    Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(xviii)                 Product development;

(xix)                       Growth in assets;

(xx)                          Inventory;

(xxi)                       Strategic business measures consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals or cost targets; and

(xxii)                    Goals relating to mergers, acquisitions, including licensing deals, or divestitures within time deadlines and other parameters set by the Committee.

Such performance goals may also be particular to a Participant or the division, department, branch, line of business, Subsidiary or other unit in which the Participant works, or may be based on attaining a specified absolute level of the performance goal, or a percentage increase or decrease in the performance goal compared to a pre-established target, previous years’ results, or a designated market index or comparison group, all as determined by the Committee. Performance goals need not be uniform as among Participants.  In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing performance goals without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

(d)                                 Timing of Establishment of Goals.  Performance goals must be pre-established by the Committee.  A performance goal is considered pre-established if it is established in writing not later than 90 days after the commencement of the period of service to which the performance goal relates, provided that the outcome is substantially uncertain at the time the Committee actually established the goal.  However, in no event will a performance goal be considered pre-established if it is established after 25% of the period of service (as scheduled in good faith at the time the goal is established) has elapsed.

(e)                                  Certification of Results.  The Committee shall certify the performance results for the performance period specified in the Award Agreement after the performance period ends.  The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the performance goals and the satisfaction of all other terms of the Award Agreement.

(f)                                   Death, Disability or Other Circumstances.  The Committee may provide in the Award Agreement that Awards under this Section 15 shall be payable, in whole or in part, in the event of the Participant’s death or Disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

16.                               Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Award.  The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

17.                               Withholding of Taxes

(a)                                 Required Withholding.  All Awards under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements.  The Company may require that the Participant or other person receiving or exercising Awards pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Awards, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Awards.

(b)                                 Election to Withhold Shares.  If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Awards paid in Company Stock, at the time such Awards become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

18.                               Transferability of Awards

(a)                                 Restrictions on Transfer.  Except as described in subsection (b) below, only the Participant may exercise rights under an Award during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution.  When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights.  Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Award under the Participant’s will or under the applicable laws of descent and distribution.

(b)                                 Transfer of Nonqualified Stock Options to or for Family Members.  Notwithstanding the foregoing, the Committee may provide, in an Award Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

19.                               Consequences of a Change of Control

Unless otherwise set forth in an Award Agreement, if, after or upon a Change of Control, (i) an Employee’s job is Materially Altered and the Employee voluntary terminates employment; or (ii) an Employee’s employment is Involuntarily Terminated, other than for Cause or death or Disability; then, the time during which Awards outstanding under the Plan become vested shall be accelerated and all outstanding Awards shall become immediately vested and exercisable, if applicable, upon termination of employment and such Awards shall continue to be exercisable, if applicable, until the later of (i) 24 months from the effective date of such event, or (ii) the time specified in the Award Agreement during which the Award is exercisable following a Participant’s termination of service; provided, however, that in no event shall the Award be exercisable after the expiration of its term.  For the purposes of this paragraph, any Award that vests based on the attainment of performance goals shall vest assuming that the performance goals were attained at the target level of performance, or at such greater level of performance as the Committee may determine.

20.                               Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Award hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee.  The Committee shall have the right to condition any Award made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions.  Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.  No Participant shall have any right as a stockholder with respect to Company Stock covered by an Award until shares have been issued to the Participant.

21.                               Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.

22.                               Amendment and Termination of the Plan

(a)                                 Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.  No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Award previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Award Agreement, or except as provided in Section 19(b) below.  Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b)                                 No Repricing Without Stockholder Approval.  Notwithstanding anything in the Plan to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(c)                                  Stockholder Approval for “Qualified Performance-Based Compensation.”  If Awards are made under Section 15 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 15, if additional Awards are to be made under Section 15 and if required by section 162(m) of the Code or the regulations thereunder.

(d)                                 Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.  The termination of the Plan shall not impair Awards outstanding or the power and authority of the Committee with respect to an outstanding Award.

23.                               Miscellaneous

(a)                                 Effective Date.  The Plan shall be effective as of the Effective Date, if approved by the Company’s stockholders on such date.

(b)                                 Awards in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Awards under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Awards to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan.  Without limiting the foregoing, the Committee may make an Award to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation.  The terms and conditions of the Awards may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(c)                                  Compliance with Law.

(i)                                     The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Awards shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, and Awards of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code.  To the extent that any legal requirement of section 16 of the Exchange Act or section 422 or 162(m) as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 or 162(m) of the Code, that Plan provision shall cease to apply.  The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation.  The Committee may also adopt rules regarding the withholding of taxes on payments to Participants.  The Committee may, in its sole discretion, agree to limit its authority under this Section.

(ii)                                  The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable.  Each Award shall be construed and administered such that the Award either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code.  If an Award is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(iii)                               Any Award that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code.  If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period.  If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death.  The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.

(iv)                              Notwithstanding anything in the Plan or any Award agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of section 409A of the Code.  Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

(d)                                 Enforceability.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(e)                                  Funding of the Plan; Limitation on Rights.  This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under this Plan.  Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person.  No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company.  To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f)                                   Rights of Participants.  Nothing in this Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive an Award under this Plan.  Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(g)                                  Retirement and Welfare Plans.  Neither Awards made under this Plan nor shares of Company Stock or cash paid pursuant to such Awards, except pursuant to “Annual Incentive Awards” for Employees designated as eligible to receive qualified performance-based compensation under Section 15, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

(h)                                 No Fractional Shares.  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i)                                     Employees Subject to Taxation Outside the United States.  With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Awards on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(j)                                    Forfeiture.  The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company and/or a Subsidiary, violation of material Company and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries.

(k)                                 Clawback Rights.  All Awards under the Plan will be subject to any compensation, clawback and recoupment policies that may be applicable to the employees of the Company, as in effect from time to time and as approved by the Board or Committee, whether or not approved before or after the effective date of the Plan.

(l)                                     Statute of Limitations.  A Participant or any other person filing a claim for benefits under the Plan must file the claim within one year after the Participant or other person knew or reasonably should have known of the principal facts on which the claim is based.

(m)                             Governing Law.  The validity, construction, interpretation and effect of the Plan and Award Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.  Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

(n)                                 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

(o)                                 Severability.  In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.